Exhibit 3

FORM OF VOTING AGREEMENT

BY AND AMONG

GRIFOLS, S.A.

AND

[                    ]

DATED AS OF May 20, 2013

TABLE OF CONTENTS

(Continued)

Page
Schedule 1:	Stockholder Information

VOTING AGREEMENT

VOTING AGREEMENT, dated as of May 20, 2013 (this “Agreement”), by and among GRIFOLS, S.A., a company (sociedad anónima) organized under the laws of Spain (“Purchaser”) and [            ] (the “Stockholder”). Purchaser and the Stockholder are sometimes referred to as the “Parties.”

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Purchaser and Aradigm Corporation, a California corporation (the “Company”) are entering into a Stock Purchase Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Stock Purchase Agreement”), which provides, among other things, that the Company shall issue and sell, transfer, convey and deliver to Purchaser, and Purchaser shall purchase and accept from the Company, a certain number of newly-issued shares of the Company’s common stock, no par value (the “Company Common Stock”, and such issuance and sale, the “Company Stock Sale”);

WHEREAS, as a condition of the closing of the transactions contemplated in the Stock Purchase Agreement, (i) the amendment of the Company’s articles of incorporation in the form attached as Exhibit G to the Stock Purchase Agreement (the “Charter Amendment”) by affirmative vote of holders of (A) more than 50% of the issued and outstanding shares of Company Common Stock and (ii) the approval of the Company Stock Sale and the other transactions contemplated by the Transaction Documents (defined herein) by a majority of the votes cast by all of the Company’s stockholders entitled to vote are required;

WHEREAS, the board of directors of the Company has unanimously (i) determined that the Stock Purchase Agreement, the Charter Amendment, the other Transaction Documents, the Company Stock Sale, and the other transactions contemplated by the Transaction Documents are advisable, fair to, and in the best interests of the Company’s stockholders, (ii) approved the Stock Purchase Agreement, the Charter Amendment, the other Transaction Documents, the Company Stock Sale and the other transactions contemplated by the Transaction Documents, and (iii) resolved to submit the Stock Purchase Agreement, the Charter Amendment and the other Transaction Documents to a vote of the Company’s stockholders and to recommend approval by the Company’s stockholders of the Stock Purchase Agreement, the Charter Amendment and the other Transaction Documents;

WHEREAS, as of the date hereof, the Stockholder is the beneficial owner of the Existing Shares (as defined herein); and

WHEREAS, as a condition and inducement to Purchaser entering into the Stock Purchase Agreement, Purchaser has required that the Stockholder agree, and the Stockholder has agreed, to (i) enter into this Agreement, (ii) abide by the covenants and obligations with respect to the Covered Shares (as defined herein) set forth herein, and (iii) vote in favor of and support the Charter Amendment, the Stock Purchase Agreement, the other Transaction Documents, the Company Stock Sale, and the other transactions contemplated by the Stock Purchase Agreement and the other Transaction Documents.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

GENERAL

1.1. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized and other defined terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Stock Purchase Agreement.

“Affiliate” means, with respect to a Person, any Person that controls, is controlled by or is under common control with such first Person. For purposes of this definition only, “control” means (a) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise, or (b) to own, directly or indirectly, fifty percent (50%) or more of the outstanding securities or other ownership interest of such Person.

“Agreement” has the meaning set forth in the Preamble.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Closing” means the Closing as defined in the Stock Purchase Agreement.

“Closing Date” means the date on which the Closing occurs.

“Company” has the meaning set forth in the Recitals.

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Stock Options” means shares of Company Common Stock subject to outstanding options to purchase Company Common Stock.

“Covered Shares” means a Stockholder’s Existing Shares, together with any shares of Company Common Stock or other voting capital stock of the Company and any shares of Company Common Stock or other voting capital stock of the Company issuable upon the conversion, exercise or exchange of securities that are as of the relevant date securities convertible into or exercisable or exchangeable for shares of Company Common Stock or other voting capital stock of the Company (including Company Stock Options) and any shares of Company Common Stock, in all cases that the Stockholder has Beneficial Ownership of on the date hereof.

“Encumbrance” means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, conditional sales agreement, encumbrance, preemptive right, right of first refusal, restriction or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future.

“Existing Shares” means an aggregate number of shares of Company Common Stock Beneficially Owned by the Stockholder as of the date hereof, as set forth opposite the Stockholder’s name on Schedule 1.

“Grantees” has the meaning set forth in Section 2.3.

“Permitted Transfer” means a (a) Transfer of Covered Shares by a Stockholder to an Affiliate of such Stockholder, provided that, such Affiliate shall remain an Affiliate of the Stockholder at all times following such Transfer or (b) a Transfer by the Stockholder to (i) a descendant, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of the Stockholder, or (ii) any trust, the trustees of which include only the Stockholder or the Persons named in clause (i) and the beneficiaries of which include only the Stockholder or the Persons named in clause (i).

“Permitted Transferee” means any Person that Beneficially Owns Covered Shares pursuant to a Permitted Transfer.

“Purchaser” has the meaning set forth in the Preamble.

“Stockholder” has the meaning set forth in the Preamble.

“Stock Purchase Agreement” has the meaning set forth in the Recitals.

“Stock Purchase Agreement Termination Date” shall mean the date that the Stock Purchase Agreement shall terminate in accordance with its terms.

“Transaction Documents” means the Transaction Documents as defined in the Stock Purchase Agreement.

“Transfer” means, directly or indirectly, to sell, transfer, assign, gift, or dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any Contract, derivative arrangement, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, Encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE II

VOTING

2.1. Agreement to Vote and Support. The Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at Stockholders’ Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company proposed to be taken during the term of this Agreement, the Stockholder shall, in each case to the fullest extent that the Covered Shares are entitled to vote thereon or consent thereto:

(a) appear at each such meeting in person or by proxy or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares (i) in favor of the adoption of the Stock Purchase Agreement, the Charter Amendment, the other Transaction Documents, the Company Stock Sale and the other transactions contemplated by the Transaction Documents, and any other action reasonably requested by Purchaser in furtherance thereof; (ii) against any action, proposal, transaction or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Stock Purchase Agreement or the other Transaction Documents, or of the Stockholder contained in this Agreement; and (iii) unless expressly permitted by the Stock Purchase Agreement, against any Acquisition Proposal and against any other action, agreement or transaction that is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Company Stock Sale or the other transactions contemplated by the Stock Purchase Agreement, the other Transaction Documents, or this Agreement or the performance by the Company of its obligations under the Stock Purchase Agreement or the other Transaction Documents or by the Stockholder of its obligations under this Agreement, including: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; or (B) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries or any reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries.

2.2. No Inconsistent Agreements. The Stockholder hereby represents, warrants, covenants and agrees that, except for this Agreement, the Stockholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy (except pursuant to Section 2.3), consent or power of attorney with respect to the Covered Shares and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing any of their obligations under this Agreement. The Stockholder hereby represents that all proxies, powers of attorney, instructions or other requests given by the Stockholder prior to the execution of this Agreement in respect of the voting of such Stockholder’s Covered Shares, if any, are not irrevocable and the Stockholder hereby revokes (or cause to be revoked) any all previous proxies, powers of attorney, instructions or other requests with respect to the Stockholder’s Covered Shares, in each case except for the proxy in respect of the Company’s Annual Meeting for 2013 to be held on May 22, 2013 (and any adjournment or postponement thereof).

2.3. Proxy. The Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact, Tomás Dagá and David Bell, in their respective capacities as officers of Purchaser, and any individual who shall hereafter succeed any such officer of Purchaser, and any other Person designated in writing by Purchaser (collectively, the “Grantees”), each of them individually, with full power of substitution and resubstitution, to vote or execute written consents with respect to the Covered Shares in accordance with Sections 2.1 and, in the discretion of the Grantees, with respect to any proposed postponements or adjournments of any annual or special meetings of the stockholders of the Company at which any of the matters described in Section 2.1 is to be considered. This proxy is coupled with an interest, was given to secure the obligations of the Stockholder under Section 2.1(a), was given as an additional inducement for Purchaser to enter into the Stock Purchase Agreement and shall be irrevocable, in accordance with the provisions of Section 705 of the California Corporations Code, and the Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Stockholder with respect to the Covered Shares. The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of the Stockholder. Purchaser may terminate this proxy with respect to the Stockholder at any time at its sole election by written notice provided to the Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Stockholder . The Stockholder hereby represents and warrants to Purchaser as follows:

(a) Authorization. The Stockholder has all requisite corporate power and authority to execute, deliver and perform this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby have been or, when executed and delivered, will be duly approved by all necessary corporate action on the part of the Stockholder and no other corporate proceedings on the part of the Stockholder are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or, when executed and delivered, will be duly executed and delivered by the Stockholder and is the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by Applicable Law.

(b) Beneficial Ownership. As of the date hereof, the Stockholder is the beneficial owner of the Existing Shares, which constitute all the shares of the Company beneficially owned by the Stockholder as of the date hereof.

(c) Consents and Approvals. No consent, approval or authorization of any Person is required to be made, obtained or given by the Stockholder in connection with the execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby.

(d) No Violation. Stockholder has full power and legal right to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Stockholder of this Agreement do not, and the consummation of the transactions contemplated hereby will not violate any provision of the Stockholder’s organizational documents.

(e) Litigation. There is no action, suit, proceeding, claim, arbitration, audit of Governmental Entity, criminal prosecution, unfair labor practice charge or complaint, examination or investigation (“Proceeding”) pending (or, to the Stockholder’s Knowledge, threatened) against the Stockholder or any of its Affiliates, or relating to their activities, properties or assets or any Person whose Liability the Stockholder or any of its Affiliates has retained or assumed, either by contract or by operation of Applicable Law or, against any officer, director or employee of the Stockholder or any of its Affiliates in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of, the Stockholder or the relevant Affiliate, which Proceeding could reasonably be expected to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis. There is no factual or legal basis that would be reasonably expected to result in any such Proceeding. Neither the Stockholder nor any of its Affiliates is a party to or subject to the provisions of any Order that could reasonably be expected to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis, and there is no material Proceeding by the Stockholder or any of its Affiliates currently pending or which the Stockholder or any of its Affiliates intends to initiate, which Proceeding could reasonably be expected to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) No Brokers. Neither the Stockholder nor any of its Representatives or Affiliates has entered into or will enter into any contract, agreement, arrangement or understanding with any broker, finder or similar agent or any Person which will result in an obligation of Purchaser, the Company, any of the Company’s Subsidiaries or any of their respective Affiliates to pay any finder’s fee, brokerage fees or commission or similar payment in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

3.2. Representations and Warranties of Purchaser. Purchaser represents and warrants that it has all requisite corporate power and authority to execute, deliver and perform this Agreement, the Stock Purchase Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and therein and to perform its obligations thereunder. The execution and delivery of this Agreement and the Stock Purchase Agreement and the consummation by Purchaser of the transactions contemplated thereby have been, or when executed and delivered, will be duly approved by all necessary corporate action on the part of Purchaser and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated thereby. This Agreement has been or, when executed and delivered, will be duly executed and delivered by Purchaser and is the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by Applicable Law.

ARTICLE IV

OTHER COVENANTS

4.1. Prohibition on Transfers; Other Actions. Until the earlier of the Closing Date and the Stock Purchase Agreement Termination Date, the Stockholder shall not (a) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein unless (i) such Transfer is a Permitted Transfer, and (ii) such Permitted Transferee executes and delivers to Purchaser a written agreement, in form and substance acceptable to Purchaser, to assume all of the Stockholder’s obligations hereunder in respect of the securities subject to such Transfer and to be bound by the terms of this Agreement, with respect to the securities subject to such Transfer, to the same extent as the Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the securities Transferred as the Stockholder shall have made hereunder, (b) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, the Stockholder’s representations, warranties, covenants and obligations under this Agreement or (c) knowingly take any action or cause the taking of any other action that restricts the Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio.

4.2. Adjustments. In the event of a stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Company Common Stock), or any change in the Company Common Stock by reason of any split-up, reverse stock split, reorganization, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4.3. No Solicitation; Support of Acquisition Proposals.

(a) Subject to Section 4.3(b), at all times prior to the earlier of the Closing Date and the Stock Purchase Agreement Termination Date, the Stockholder or its Representatives shall not directly or indirectly through another Person (i) solicit, initiate or encourage, or facilitate any Acquisition Proposal or the making or consummation thereof, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information in connection with, enter into any agreement with respect to, or otherwise cooperate in any way with, any Acquisition Proposal, (iii) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person, with respect to the voting of any shares of Company Common Stock in connection with any vote or other action on any matter, other than to recommend that the stockholders of the Company vote in favor of the adoption of the Charter Amendment, the Stock Purchase Agreement, the other Transaction Documents, the Company Stock Sale and the other transactions contemplated by the Transaction Documents and as otherwise expressly provided in this Agreement, (iv) approve, adopt, recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, or allow any of its Affiliates to enter into, a merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, voting, profit capture, tender or other similar Contract providing for, with respect to, or in connection with, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal or (v) resolve, propose or agree to do any of the foregoing.

(b) For the purposes of this Agreement, the Company shall be deemed not to be an Affiliate or Subsidiary of the Stockholder, and any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such) shall be deemed not to be a Representative of the Stockholder.

4.4. Further Assurances. From time to time and upon reasonable request, each Party shall cooperate with the other Party in making all filings and obtaining all consents of Governmental Entities and third parties and execute and deliver such additional documents and take all such further actions as may be necessary or desirable to effect the actions and consummate the transactions contemplated by this Agreement.

ARTICLE V

MISCELLANEOUS

5.1. Termination. This Agreement shall remain in effect until the earlier of (a) the Closing Date and (b) the Stock Purchase Agreement Termination Date. Notwithstanding the foregoing, the provisions of this Section 5.1, and Sections 5.2 through 5.16 shall survive any termination of this Agreement without regard to any temporal limitation. Neither the provisions of this Section 5.1 nor the termination of this Agreement shall relieve (i) any Party from any liability of such Party to any other party incurred prior to such termination or expiration, or (ii) any Party from any liability to any other party arising out of or in connection with a breach of this Agreement.

5.2. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares, and nothing herein shall, or shall be construed to, grant Purchaser any power, sole or shared, to direct or control the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

5.3. Expenses. All fees and expenses incurred in connection with this Agreement and the other transactions contemplated by this Agreement shall be paid by the Party incurring such fees or expenses, whether or not the Company Stock Sale is consummated.

5.4. Public Announcements. Except as required by Applicable Law, and with respect to Purchaser, as permitted by the Stock Purchase Agreement, no public announcements by any party regarding this Agreement, the Stock Purchase Agreement, the other Transaction Documents, the Company Stock Sale and the other transactions contemplated hereby and by the Transaction Documents are permitted.

5.5. Interpretation.

(a) In this Agreement, unless the context otherwise requires, references:

(i) to the Preamble, Recitals, Articles, Sections, Exhibits or Schedules are to the Preamble to or a Recital, Article or Section of, or Exhibit or Schedule to, this Agreement;

(ii) to any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented or replaced from time to time, and to any section of any statute or regulation are to any successor to the section;

(iii) to any Person include any successor to that Person or permitted assigns of that Person; and

(iv) to this Agreement are to this Agreement and the exhibits and schedules to it, taken as a whole.

(b) The table of contents and headings contained herein are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement.

(c) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(d) Whenever the words “herein” or “hereunder” are used in this Agreement, they shall be deemed to refer to this Agreement as a whole and not to any specific Section, unless otherwise indicated.

(e) The terms herein defined in the singular shall have a comparable meaning when used in the plural, and vice versa. The masculine, feminine and neuter genders used herein shall include each other gender.

(f) The terms “dollars” and “$” shall mean dollars of the United States of America.

(g) It is understood and agreed that neither the specifications of any dollar amount in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no Party shall use the fact of setting of such amounts or the fact of the inclusion of such item in the Schedules or Exhibits in any dispute or controversy between or among the Parties as to whether any obligation, item or matter is or is not material for purposes hereof.

5.6. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns, in accordance with the terms hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void, except that (a) an assignment may be made in connection with a Permitted Transfer in accordance with Section 4.1, provided, that the Stockholder shall remain liable for all of its obligations hereunder, (b) Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any assignee of Purchaser’s rights, interests and obligations under the Stock Purchase Agreement as permitted thereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, and no other Person shall have any right, benefit or obligation hereunder.

5.7. Notices. All notices, deliveries and other communications pursuant to this Agreement will be in writing and shall be delivered personally, telecopied or delivered by globally recognized express delivery service to the Parties at the addresses or facsimile numbers set forth below or to such other address or facsimile number as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such notice, delivery or communication will be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of telecopy, on the Business Day after the day that the Party giving notice receives electronic confirmation of sending from the sending telecopy machine, and (c) in the case of a globally recognized express delivery service, on the Business Day that receipt by the addressee is confirmed pursuant to the service’s systems.

If to Purchaser:

Grifols, S.A.

Avinguda de la Generalitat, 152-158

Parc de Negocis Can Sant Joan

Sant Cugat del Valles 08174

Barcelona, Spain

Facsimile: +34.93.571.0267

Attention: Victor Grifols

with copies (which shall not constitute notice) to:

Osborne Clarke S.L.P.

Avenida Diagonal, 477

Planta 20

08036 Barcelona

Spain

Facsimile: +34.93.410.2513

Attention: Tomás Dagá

                Raimon Grifols

and

Proskauer Rose LLP

Eleven Times Square

New York, New York 10036 U.S.A.

Facsimile: +1 (212) 969-2900

Attention:     Peter G. Samuels

                    Rima R. Moawad

If to the Stockholder:

Tavistock Life Sciences

445 Marine View Ave, 100

Del Mar, California 92014

Attention: Christ Fuglesang

with a copy (which shall not constitute notice) to:

[            ]

[                ]

[            ]

Facsimile: [            ]

Attention: [            ]

5.8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF NEW YORK, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

5.9. Entire Agreement; Amendments and Waivers. This Agreement and, to the extent referenced herein, the Stock Purchase Agreement, the Charter Amendment and the other Transaction Documents, together with the other documents and instruments referred to herein and all exhibits and schedules hereto, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties.

5.10. Amendments and Waivers. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

5.11. Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.12. Severability. If any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable the Parties agree to replace such illegal, invalid or unenforceable provision with a provision that is legal, valid and enforceable that achieves the original intent of the Parties as closely as possible. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all Parties.

5.13. Schedules. The Schedules and the Exhibits referenced in this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

5.14. No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement

5.15. No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

5.16. Jurisdiction; Venue. Except as otherwise provided in Section 5.18, the sole jurisdiction, venue and dispute resolution procedure for all disputes, controversies or claims (whether in contract, tort or otherwise) arising out of, relating to or otherwise by virtue of, this Agreement, breach of this Agreement or the transactions contemplated by this Agreement shall be the United States District Court for the Southern District of New York, and the Parties consent to the jurisdiction of such court and waive any objection to the venue of such proceeding. Each of the Parties agrees that process may be served upon it in the manner specified in Section 5.7 and irrevocably waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction, or to such manner of service of process.

5.17. WAIVER OF JURY TRIAL. EXCEPT AS LIMITED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

5.18. Injunctive Relief; Specific Performance. The Parties hereby acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that the Parties would not have any adequate remedy at law. Accordingly, the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. Any requirements for the securing or posting of any bond with such remedy are waived.

5.19. Action by Stockholder Capacity Only. Purchaser acknowledges that the Stockholder has entered into this Agreement solely in its capacity as the record and/or beneficial owner of the Covered Shares (and not in any capacity as a director or officer of the Company).

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

GRIFOLS, S.A.

By:
Name: Victor Grifols
Title: President and Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

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By:
Name:
Title:

[Signature Page to Voting Agreement]

SCHEUDLE 1

STOCKHOLDER INFORMATION

Name	Existing Shares
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Address for Notices: